PROXY
CALVERT TAX-FREE RESERVES
CALIFORNIA MONEY MARKET PORTFOLIO

The undersigned, revoking previous proxies, hereby appoint(s) William M. Tartikoff, Esq. and Barbara J. Krumsiek, attorneys with full power of substitution, to vote all shares of Calvert Tax-Free Reserves California Money Market Portfolio, that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held in the Tenth Floor Conference Room of Calvert Group, Ltd., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Friday, December 12, 2003, at 9:00 a.m. and at any adjournment thereof. All powers may be exercised by a majority of the proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposal described in the Proxy Statement. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

NOTE:  Please sign the reverse side of this card exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES. The Board of Trustees recommends a vote FOR the proposal.

PLEASE VOTE, SIGN, AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Has your address changed? _________________________ _________________________	Do you have any comments? _________________________ _________________________

Please refer to the Proxy Statement discussion on this matter.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

The Board of Directors recommends a vote For the resolution to the right.

1. To approve the Agreement and Plan of Reorganization whereby the Money Market Portfolio will: (i) acquire the assets of the California Money Market Portfolio and (ii) assume the liabilities of the California Money Market Portfolio, as discussed in the accompanying Prospectus and Proxy Statement

For	Against	Abstain

Please sign as your name appears on this Proxy
X_________________________________________	______________ Date